EXHIBIT 10.5.1

PATIENT ACCOUNT PURCHASE AGREEMENT

     THIS AGREEMENT is entered into this 9th day of September 2003, by and between Integrated Financial Systems, Inc., a Colorado corporation (“IFS”) and Longmont United Hospital a Colorado Corporation (“Hospital”).

RECITALS:

     A.     IFS has established a Patient Account Finance Program (the “Program”) pursuant to which IFS purchases patient accounts from hospitals and other providers of health care services.

     B.     Hospital desires to sell, and IFS desires to purchase, subject to the terms and conditions hereof, and in accordance with the Program, certain Accounts.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.
DEFINITIONS

     The defined terms herein shall have the meanings set forth below and in the Financial Addendum attached as Exhibit A hereto.

     a.     “Accounts” shall mean the amount a patient or other Responsible Party owes the Hospital arising from the sale or provision of goods and services provided by the Hospital, which is not covered by a third party payor, which is freely assignable, which is evidenced by a Patient Financing Agreement and which satisfies the Account Criteria. “Accounts” shall never include any account wherein assignment thereof is specifically prohibited by applicable law.

     b.     “Additional Purchase Price” shall mean, with respect to any Account, any principal payment received by IFS in excess of the Purchase Price.

     c.     “Advance Rate” shall be the amount set forth in Exhibit A hereto.

     d.     “Account Criteria” shall mean the criteria set forth on Exhibit R hereto.

     e.     “Backlog Account” shall mean an Account which was created by the Hospital prior to the date of this Agreement and may not be evidenced by a Patient Financing Agreement.

     f.     “Delinquent Account” shall mean any Account where one or more scheduled payments of principal and/or interest have not been received by the tenth (10th) day after the due date thereof and such payments remain outstanding.

     g.     “Default Account” shall mean any Account where the equivalent of three (3) or more scheduled payments of principal and/or interest are delinquent (whether or not such scheduled payments are consecutive).

     h.     “Disputed Account” shall mean:

(i)	an Account wherein any Responsible Party has sought protection under the Bankruptcy Act;

(ii)	an Account wherein any Responsible Party is deceased;

(iii)	an Account that has been recalled by Hospital;

(iv)	an Account wherein any Responsible Party has retained legal counsel, threatened or initiated legal action against IFS or the Hospital;

(v)	an Account wherein, after reasonable effort, any Responsible Party cannot be located;

(vi)	an Account wherein fraud is reasonably suspected;

(vii)	any other Account that IFS determines to be uncollectible; and

(viii)	an Account that is determined to qualify for charity or indigent care.

     i.     “Financial Institution” shall mean one or more persons or entities that provide financing to IFS to fund its obligations hereunder. IFS shall provide notice to Hospital of any Financial Institution that has been assigned an interest in this Agreement pursuant to Exhibit G hereto.

     j.     “Patient Financing-Agreement” shall mean the Consumer Credit Agreement, Truth In Lending Statement and/or other documentation utilized by the Hospital for use in the origination of Accounts. Unless waived by IFS, all such documentation shall be in a form approved by IFS.

     k.     “Net Proceeds” shall mean the Purchase Price minus the Service Fee, which is the amount IFS is obligated to pay the Hospital in connection with the initial Purchase of the Account by IFS.

     l.     “Purchase” shall mean the purchase and sale of an Account, with recourse as provided in this Agreement.

     m.     “Purchase Date” shall mean each Friday while this Agreement is in effect, unless such day is a holiday or day upon which banks are not open in which event the Purchase Date shall be the next business day.

     n.     “Purchase Price” shall mean, with respect to each Account, the face amount of such Account multiplied by the Advance Rate.

     o.     “Purchase Request” shall mean the form attached hereto as Exhibit C.

     p.     “Repurchase Account” shall mean an Account that is subject to repurchase by the Hospital pursuant to Section IV hereof.

     q.     “Repurchase Event” shall occur with respect to an Account when such Account becomes:

(i)	a Default Account; or

(ii)	a Disputed Account.

     r.     “Repurchase Price” shall mean, with respect to any Account, the Purchase Price, minus any principal payments received in respect of such Account, plus the Repurchase Interest Amount, and minus the amount of any Service Fee refund available under Section IV(d), which is the price payable by the Hospital in connection with the repurchase of an Account under Section IV hereof.

     s.     “Repurchase Interest Amount” shall mean, with respect to a Repurchase Account, an amount equal to interest on the unpaid principal amount of such Account at the Repurchase Interest Rate from the time such Account becomes a Delinquent Account to the repurchase of such Account by the Hospital.

     t.     “Repurchase Interest Rate” shall mean the per annum rate of interest set forth in Exhibit A hereto, which is the interest rate payable by the Hospital with respect to any Repurchase Account.

     u.     “Repurchase Notice” shall mean the form attached hereto as Exhibit D.

     v.     “Responsible Party” shall mean, with respect to an Account, the person or entity that is the obligor or account party with respect to such Account (which may or may not be the patient) and (except in the case of a Backlog Account) has executed a Patient Financing Agreement evidencing the amount owed to the Hospital in respect of such Account.

     w.     “Service Fee” shall mean the amount set forth in Exhibit A hereto, which is the amount charged by IFS to the Hospital concurrently with the initial Purchase of the Account by IFS.

     x.     “Servicing Account Fee” shall mean the amount set forth in Exhibit A hereto, which is the amount charged by IFS to the Hospital upon collection by IFS of any amounts in payment of any Servicing Accounts.

     y.     “Servicing Account(s)” shall mean accounts of the Hospital which IFS has not purchased under Section II. hereof and with respect to which IFS has agreed to act as servicer in accordance with Section VII(O hereof.

     z.     “Servicing Procedures” shall mean the procedures identified on Exhibit E hereto.

     aa.     “Termination Event” shall mean:

(i)	termination by either party under Section IX hereof;

(ii)	termination by IFS by reason of a default by Hospital under Section X after expiration of the notice and grace periods provided therein.

     bb.     “Termination Notice” shall mean the form attached hereto as Exhibit F.

II.
PURCHASE OF ACCOUNTS

     a.     Commitment. During the term of this Agreement and subject to the terms hereof, IFS agrees to make the Program available to the Hospital to provide for the purchase, with recourse, of Accounts originated by the Hospital and which conform to the Account Criteria.

     b.     Purchase. From time to time, the Hospital may request a Purchase hereunder by submitting a Purchase Request to IFS in a manner to be agreed upon by the parties. IFS will purchase Accounts from Hospital on a Purchase Date. Hospital will submit a Purchase Request for an Account by the Friday prior to the desired Purchase Date. Upon receiving a Purchase Request, IFS shall confirm the propriety of the requested Purchase and if approved shall wire transfer the Net Proceeds to the designated bank account of Hospital on the Purchase Date.

     c.     Purchase Price: As consideration for the sale of the Account to IFS, IFS shall pay to the Hospital:

(i)	upon the sale of the Account, an amount equal to the Net Proceeds; and

(ii)	on each Purchase Date, an amount equal to the Additional Purchase Price, if any, with respect to amounts collected up to the Friday immediately preceding such Purchase Date.

     IFS shall have the right to offset amounts payable to Hospital against amounts owed by Hospital to IFS.

     d.     Purchase Confirmation. Upon payment, to the Hospital of the Net Proceeds, Hospital shall be deemed to have granted, transferred and assigned the related Account to IFS and title to the Account and related servicing rights and proceeds shall pass to IFS. Payment of the Net Proceeds shall be deemed conclusive evidence of the Purchase of the related Account. Upon making a Purchase and funding of the Purchase Price, IFS shall deliver to the Hospital a Purchase Confirmation in its standard form. The Purchase Confirmation shall be controlling absent manifest error. During the term of its ownership of an Account, IFS shall have the right to demand and collect all amounts due under such Account.

     e.     Backlog Accounts. The parties agree that Hospital may also submit Backlog Accounts for Purchase hereunder in accordance with the foregoing procedures. IFS may accept or reject such Accounts for Purchase in its sole discretion.

III.
RESPONSIBILITIES OF HOSPITAL

     a.     Credit Approval, Documentation. Hospital shall have the sole right and responsibility to approve all applications for credit under this Agreement. All Accounts submitted to IFS for purchase shall satisfy the Account Criteria and shall be subject to the terms of this Agreement. Except with respect to Backlog Accounts or unless agreed to by IFS, Hospital shall only use Patient Financing Agreements approved by IFS. Hospital shall provide to IFS complete, properly executed Patient Financing Agreements for all Accounts submitted to IFS for purchase as provided herein or as otherwise required by IFS.

     b.     Billing and Collection. For all Accounts purchased by IFS, the Hospital shall instruct the patients to make payments as directed by IFS. IFS shall have the right to modify or extend the terms of any and all Accounts it purchases under this Agreement. Except as provided in Section VII(c), Hospital shall not negotiate with or collect any amounts in regard to the Accounts purchased hereunder. In the event Hospital receives any payment due on an Account purchased by IFS, Hospital shall immediately forward it to IFS.

     c.     Compliance with Applicable Law. Hospital shall submit to IFS only Accounts that arise from goods and services actually provided by Hospital to the patient and for which Hospital may submit a bill under applicable laws and regulations.

     d.     No Surcharges or Fees. Hospital shall not assess to the patient or any Responsible Party a surcharge or any other extra fee or charge on any Account submitted to IFS for purchase.

     e.     Access to Information. Throughout the term of this Agreement, Hospital shall promptly furnish to IFS all non-clinical patient information reasonably requested by IFS. Upon reasonable notice, IFS and its representatives shall have the right to audit Hospital records during business hours with respect to the Accounts.

IV.
UNCONDITIONAL OBLIGATION TO REPURCHASE

     a.      Repurchase By Hospital. The Hospital hereby unconditionally and irrevocably agrees to repurchase each Account wherein a Repurchase Event has occurred (each, a “Repurchase Account”). In order to initiate the repurchase of one or more Repurchase Accounts, IFS shall submit a Repurchase Notice to the Hospital on or before the Friday immediately preceding the desired Purchase Date for repurchase. The Hospital shall wire transfer the Repurchase Price for such Repurchase Accounts on such Purchase Date to the designated account of IFS. Upon payment of the Repurchase Price, title to the applicable Repurchase Accounts shall pass to the Hospital free of any claim of IFS or a Financial Institution.

     b.     Unconditional Obligation. The Hospital’s obligation to repurchase an Account and to repay IFS or any Financial institution, is continuing, absolute and unconditional and without right of setoff; is irrespective of the value, validity or enforceability of a Patient Financing Agreement or the Account; and is irrespective of action, inaction, bankruptcy, failure to perform, failure to service, or other default on the part of IFS. Hospital hereby waives and agrees not to assert any defenses it may have under suretyship law or otherwise to its obligation to repurchase an Account including, without limitation, any defense related to fraud, misrepresentation, amendment, modification or supplement to a Patient Financing Agreement; any exercise, non-exercise or delay in exercising any right, remedy, power or privilege under a Patient Financing Agreement; any right to require presentment (except as set forth herein) protest, demand or notice of any kind; any bankruptcy of an obligor or Responsible Party under an Account; any extension of time for payment by an Account; or death or incompetency of an obligor or Responsible Party under an Account. Hospital waives and agrees never to assert any defenses of an obligor or Responsible Party under an Account to avoid, reduce, limit or negate in any way Hospital’s obligation to repurchase and repay.

     c.     Repurchase of All Accounts. Upon a Termination Event, the Hospital unconditionally and unequivocally agrees, in accordance with subsection (b) above, to repurchase all Accounts assigned to and purchased by IFS under this Agreement. In such event IFS, or any Financial Institution to which IFS has assigned an interest in this Agreement, shall transmit a completed Termination Notice and Hospital shall have thirty (30) days after receipt of the Termination Notice to wire transfer the Repurchase Price for all of the Accounts as shown on the Termination Notice to the designated bank account of IFS.

     d.     Refund of Service Fee. Upon the repurchase of an Account by the Hospital pursuant to this Section IV, the Hospital shall be entitled to a refund in an amount equal to the unearned portion of the Service Fee that was paid by the Hospital in connection with the purchase of the Account by IFS. For purposes of this subsection (d), a Service Fee shall be treated as “unearned” in the same proportion as the ratio of (i) the unpaid balance of the Account, to (ii) the original principal balance of the Account when purchased by IFS. Any Service Fee refund with respect to an Account shall be paid by deducting the refund amount from the Repurchase Price of the Account. Notwithstanding the foregoing, the Hospital shall not be entitled to any refund with respect to an Account if the repurchase of the Account results from (A) a termination of this Agreement by the Hospital pursuant to Section IX hereof, or (E) a termination of this Agreement resulting from a Default by the Hospital pursuant to Section X hereof.

V.
REPRESENTATIONS AND WARRANTIES OF HOSPITAL

     The following representation and warranties of the Hospital shall be true and correct as of the date hereof and throughout the term of this Agreement:

     a.     Corporate Organization; Authority. Hospital is a corporation duly organized, solvent, validly existing and in good standing under the laws of Colorado. Hospital has all necessary corporate power and authority to enter into and execute this Agreement and to perform and consummate the transactions contemplated hereby. Upon execution, this Agreement shall be a legally enforceable, valid and binding obligation of Hospital. The execution and delivery of this Agreement does not and will not conflict with or violate the articles of incorporation or corporate bylaws of Hospital nor will it result in violation of any law, ordinance, regulation, court order or decree, or the terms of any other contract, agreement or financing covenant applicable to Hospital.

     b.     Account Compliance. All Accounts submitted to IFS for purchase shall be accounts that arise from goods and services actually provided by Hospital to the patient and for which Hospital may submit a bill under applicable laws and regulations. All Accounts submitted to IFS hereunder and their related documentation were originated in compliance with all applicable laws and regulations, were duly executed by the parties thereto and are valid and enforceable in accordance with their terms and are free from all liens, encumbrances or rights of offset or counterclaim. Each Account satisfies all of the Account Criteria set forth on Exhibit B and is in an unpaid amount equal to or in excess of the amount set forth on the related Purchase Request. Except for Backlog Accounts, each Account shall be evidenced by a complete and accurate Patient Financing Agreement which has been executed by the Responsible Party and the Hospital and which has been assigned and purchased by IFS upon payment of the Net Proceeds. Immediately prior to purchase hereunder, Hospital is the owner of the Accounts. The Hospital has possession of the Patient Financing Agreements and if requested by IFS, the Hospital shall deliver to IFS originals of any Patient Financing Agreements relating to Accounts purchased by IFS under this Agreement.

     c.     Consent and Approvals. No consent of any entity or person is required in connection with the execution and delivery of this Agreement by Hospital or for the performance consummation of the transactions contemplated herein. Each Purchase hereunder shall be deemed a restatement of the Hospital’s representations and warranties hereunder.

     d.     Financial Statements. Hospital has delivered to IFS copies of Hospital’s audited, consolidated financial statements for the most recent fiscal year and unaudited consolidated financial statements for the most recent fiscal quarter, all of which are complete, correct and accurate in all material respects as of their respective dates. Within 45 days after the end of each of its fiscal quarters, Hospital shall deliver to IFS a copy of its unaudited financial statements for such quarter. Within 90 days after the end of each of its fiscal years, Hospital shall deliver to IFS a copy of its audited financial statements (consolidated, if applicable). All such financial statements are or shall be correct and complete and present fairly the financial position of Hospital and the results of operations for Hospital. All such financial statements shall have been prepared in accordance with generally accepted accounting principles consistently maintained and applied throughout the periods indicated.

VI.
REPRESENTATIONS AND WARRANTIES OF IFS

     The following representation and warranties of IFS shall be true and correct as of the date hereof and throughout the term of this Agreement:

     a.     Corporate Organization; Authority. IFS is a corporation duly organized, solvent, validly existing and in good standing under the laws of the State of Colorado. IFS has all necessary corporate power and authority to enter into and execute this Agreement and to consummate the transactions contemplated hereby. Upon execution, this Agreement shall be a legally enforceable, valid and binding obligation of IFS. The execution and delivery of this Agreement does not and shall not conflict with or violate the articles of incorporation or corporate bylaws of IFS.

     b.     Consents and Approvals. No consent of any entity or person is required in connection with the execution and delivery of this Agreement by IFS or for the consummation of the transactions contemplated herein, including, without limitation, consents from parties to loans, contracts, leases or other agreements to which IFS is a party.

VII.
SERVICING

     a.     Servicing. During the term of its ownership, IFS shall use commercially reasonable efforts to maximize recovery under the Account subject to the terms of this Agreement and the Servicing Procedures. In this regard, IFS shall service the Accounts in accordance with industry standards and the Servicing Procedures consistent with the degree of skill and care customarily required with respect to servicing Accounts and in accordance with applicable standards. IFS shall: (i) comply with all applicable Federal, State and local laws and regulations; and (ii) maintain all necessary state and federal licenses.

     b.     Application of Funds. IFS shall apply all payments received from the Responsible Party in respect of an Account in the following order of priority: (i) to any unpaid penalties or fees due and owing in respect of such Account, (ii) to accrued and unpaid interest, and (iii) to the outstanding principal balance of the Account. On each Purchase Date, IFS shall provide an Account Status report to Hospital summarizing the status of each Account, as of the previous Friday. All interest, fees, late charges, and other amounts paid under the Accounts during the term of IFS’ ownership shall be the sole property of IFS and fully earned upon receipt.

     c.     Settlement. Hospital may settle, compromise or adjust any Account during the term of IFS’ ownership upon (i) written notice to IFS; and (ii) payment to IFS of the amount of such adjustment, compromise or reduction plus interest on such amount at the Repurchase Interest Rate from and including the date of purchase to the date of payment by the Hospital. IFS may not settle, compromise or adjust any Account without the prior approval of Hospital.

     d.     Access to Information. Throughout the term of this Agreement, IFS shall provide to Hospital information regarding the Accounts as the Hospital may reasonably request. Upon reasonable notice, Hospital and its representative shall have the right to audit IFS records during business hours with respect to the Accounts.

     e.     Set-Up and Installation Fee. Prior to the initial Purchase hereunder, the Hospital shall pay to IFS a Set-Up and Installation Fee in the amount set forth in Exhibit A in consideration for IFS’ initial implementation of the Servicing Procedures. Such fee shall be fully-earned and non-refundable upon payment.

     f.     Servicing Accounts. IFS shall service the Servicing Accounts in accordance with the standards and procedures set forth in subsection (a) of this Section VII. IFS shall remit all amounts received by it in respect of any Servicing Accounts to the Hospital for application against such Servicing Accounts in the order of priority established pursuant to subsection (b) of this Section VII. In consideration for IFS servicing the Servicing Accounts, the Hospital shall pay IFS the Servicing Account Fee with respect to all amounts collected by IFS relating to the Servicing Accounts, which amount shall be paid by deducting it from the amount paid over to the Hospital pursuant to the previous sentence.

VIII.
SALE, NOT A LOAN SECURITY INTEREST

     Although the parties intend that all transactions hereunder be sales and purchases and not loans, in the event any Purchase is deemed to be a loan, Hospital shall be deemed to have granted to IFS a security interest in such Accounts as of the date of Purchase. In this regard, Hospital hereby grants and pledges to IFS a first priority security interest in the Accounts and all payments and proceeds thereof as security for the performance by Hospital of its obligations hereunder, and agrees not to create or suffer to exist any lien or security interest of any party other than IFS in any such Accounts. In this regard, IFS shall be authorized to take such action as it deems necessary to perfect the foregoing security interest including, without limitation, the filing of a financing statement with respect to the Accounts. In the event of a default hereunder, IFS shall have all rights and remedies granted to a secured party under the Colorado Uniform Commercial Code.

IX.
TERMINATION

     Either party, or any Financial Institution to which IFS has assigned an interest in this Agreement, shall have the right to terminate this Agreement upon thirty (30) days prior written notice to all parties. Upon such notice of termination, IFS shall have no further obligation to purchase and Hospital shall have no further obligation to sell Accounts hereunder. In such event, the Hospital shall be obligated to repurchase all of the Accounts following receipt of a Termination Notice as provided in Section IV(c) above. Termination of this Agreement shall be deemed effective upon full payment of all amounts owed by either party hereunder.

X.
DEFAULT

     a.         Event of Default. The following events shall constitute a default (a “Default”) under the term of this Agreement: (1) Hospital fails to pay or perform any obligation, covenant or liability in connection with this Agreement within ten (10) days after the date that written notice thereof is given to Hospital, (2) if it fails to repurchase or make repayment for any Accounts presented for repurchase by IFS as provided herein; (3) any warranty, representation or statement whenever made by Hospital in connection with this Agreement proves to be false in any material respect when made or becomes untrue in any material respect; (4) dissolution of Hospital; (5) insolvency of Hospital; (6) the assignment for the general benefit of Hospital’s creditors, the appointment of a receiver or trustee for its assets, the commencement of any proceeding under any bankruptcy or insolvency laws by or against Hospital or any proceeding for the dissolution or liquidation, settlement of claims against or winding up of its affairs; (7) the termination or withdrawal of any guarantee for Hospital’s obligations; (8) default by the Hospital on any bonds or other material indebtedness of any kind; (9) the Hospital’s bond rating falls below investment grade; (10) Hospital discontinues its business as a going concern; (11) Hospital’s loss of Medicare or Medicaid provider number; or (12) IFS, in good faith deems the prospects of Hospital’s payment or performance of its obligations have been jeopardized.

     b.         Effect of Default. Upon the occurrence of any Default, in addition to any rights IFS has under this Agreement or applicable law, IFS may immediately declare a Termination Event and terminate this Agreement by delivering a Termination Notice, at which time, IFS shall have no further obligation to purchase Accounts hereunder, all obligations of Hospital to IFS shall immediately become due and payable without further notice, and the Hospital shall be obligated to repurchase all of the Accounts in accordance with Section IV(c) hereof.

     c.     Late Interest. In addition to the payment of the Repurchase Price, Hospital shall pay late interest to IFS at the rate of one and one-half percent (1.5%) per month on any amounts Hospital owes to IFS which are not paid when due.

XI.
INDEMNIFICATION

     Hospital agrees to defend, indemnify and hold IFS, its agents and employees harmless from and against any and all claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees and other expenses arising from the origination of any Account purchased hereunder and the collection activities performed by the Hospital, its agents or employees with respect to any Accounts. IFS agrees to defend, indemnify and hold Hospital, and its agents and employees harmless from and against any and all claims, counterclaims, liabilities, losses, damages, court costs, attorneys’ fees and other expenses arising solely out of IFS’ collection activities with respect to the Accounts not being in conformity with applicable laws and regulations.

XII.
NON-SOLICITATION

     During the term of this Agreement and for one (1) year after the date of termination of this Agreement (the “Restrictive Period”) Hospital shall not solicit, hire, influence or attempt to influence any employee or contractor of IFS to terminate his or her employment or other contractual relationship with IFS for any reason. Additionally, during the Restrictive Period, Hospital shall not directly or indirectly attempt to solicit or conduct business with any person or entity that is a client, customer or active prospect of IFS at the time of termination of this Agreement for the purpose of providing services that are competitive with the services provided by IFS under this Agreement. The terms “client,” “customer” and “active prospect” include, but are not limited to, any person or entity solicited or contacted by IFS or any person or entity to which services have been rendered by IFS directly or indirectly during the two (2) years preceding Hospital’s termination. Hospital acknowledges its duty, both by contract and common law, neither to interfere with contractual relationships nor to use proprietary and confidential information about customers or clients of IFS for the advantage of any person or entity other than IFS.

     The covenants of Hospital contained in this Section XII shall be independent of any other provision in this Agreement; and the existence of any claim or cause of action by Hospital against IFS shall not constitute a defense to the enforcement by IFS of said covenants. Hospital understands that the covenants contained in Section XII are essential elements of this Agreement, in the absence of which, IFS would not have agreed to disclose confidential information and provide access to key employees and contractors as contemplated herein. Hospital her agrees and acknowledges that this Agreement (i) is reasonable as to length of time, scope and geographic area for purposes of protecting the commercial advantages enjoyed by IFS, (ii) does not impose a greater restraint than is necessary to protect the goodwill or business interests of IFS and (iii) is adequately paid for by the consideration to Hospital under this Agreement. Hospital and IFS also agree that the court, under Section XII shall have authority to modify any provision of this covenant in accordance with the court’s ruling as to reasonableness or scope of application and, consistent with Section XII of this Agreement, this Agreement shall remain enforceable as modified or amended in the jurisdiction where this Agreement is so modified or amended.

XIII.
NONDISCLOSURE OF PROPRIETARY CONFIDENTIAL INFORMATION

     Each party acknowledges that, during the term of this Agreement, a party may obtain special training and shall have access to and become familiar with various trade secrets and confidential information of the other party including, but not limited to: the terms of this Agreement; methods of operation; techniques; designs; processes; technologies; compilations of information; past, present and prospective customer lists; records and specifications that are owned by and commercially beneficial to a person, including any compilation of various trade secrets or data derived from such information (collectively, the “Proprietary Information”): The Proprietary Information does not include information that is or becomes part of the public domain. If a party is required by law to disclose Proprietary Information, the disclosing party shall notify the non-disclosing party, in writing, of the nature of such disclosure and the Proprietary Information to be disclosed, as soon as is possible and/or practical, to permit the nondisclosing party the opportunity to contest or limit such disclosure.

     Each party agrees that it shall not disclose to any person or entity, either during the term of this Agreement or after termination of this Agreement for any reason, any Proprietary Information of the other party, except as may be necessary for the bona fide pursuit of this transaction. Similarly, a party shall not use such information for the benefit of any person or entity other than the disclosing party at any time. Notwithstanding the foregoing, the parties agree that disclosure of Proprietary Information to the Financial Institution pursuant to IFS’ obligations to the Financial Institution shall be permitted. Each party acknowledges that this covenant of nondisclosure is an integral term of this Agreement and is given in consideration of the party’s contract and the other considerations granted in this Agreement.

XIV.
MISCELLANEOUS

     a.     Attorneys Fees/Miscellaneous. In the event of litigation to enforce this Agreement, the prevailing party shall be awarded its reasonable attorneys fees, costs and expenses. No delay or failure on IFS’ part in exercising any right, privilege, or option hereunder shall operate as a waiver of such or of any other right, privilege, or option. No waiver, amendment or modification of any provision of this Agreement shall be valid unless in writing signed by IFS and Hospital and then only to the extent therein stated. The headings herein are for convenience only, and shall not define or limit the scope, extent, meaning or intent to this Agreement. This Agreement and its attachment embodies the entire agreement between IFS and the Hospital as to the subject matter hereof.

     b.     Notice/Wire Transfers. All notices hereunder shall be in writing and shall be deemed delivered if personally delivered, sent by certified mail, return receipt requested, facsimile or nationally recognized overnight courier service, to the address shown on the signature page. Notices shall be deemed delivered when received. All transfers of funds hereunder shall be by wire transfer to the accounts identified on the signature page.

     c.     Assignability. This Agreement is not assignable by the Hospital without the prior written consent of IFS. IFS may assign this Agreement or the administration or servicing hereof without the prior consent of the Hospital. IFS is expressly authorized to assign this Agreement and any Accounts purchased hereunder to an affiliate or subsidiary of IFS or to a Financial Institution, which assignee shall inure to the benefits provided to IFS under this Agreement and such Accounts and who shall be a third party beneficiary under this Agreement with respect to such Accounts.

     d.     Severability. If any part of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby.

     e.     Injunctive Relief. Hospital agrees that a breach or threatened breach, based on reasonable and good faith evidence of a breach on Hospital’s part, of any covenant contained in Sections XII or XIII shall cause irreparable damage to IFS. For that reason, Hospital further agrees that IFS shall be entitled to seek an injunction from any court of competent jurisdiction, restraining any other violation of any of such covenants by Hospital, Hospital’s future contract partners, contractors, business partners, agents or any person or entity related, directly or indirectly, to Hospital. The right to seek an injunction is in addition to all other remedies IFS may have under this Agreement, at law or otherwise.

     f.     Survivability. The term and provisions of Sections IV, XI, XII and XIII shall survive any termination of this Agreement.

     g.     Applicable Law. The Agreement shall be governed by, construed and enforced according to the laws of the State of Colorado without giving consideration to any Colorado rule of law that would apply the law to another state. The parties stipulate and agree that the exclusive venue for any action arising under this Agreement shall be in the State Courts of Boulder County, Colorado or Federal Courts of Denver, Colorado.

[Signatures on following page]

     IN WITNESS WHEREOF, Hospital and IFS have caused this Agreement to be executed by their authorized officers, on the date first above written.

INTEGRATED FINANCIAL SYSTEMS, INC., a Colorado Corporation	Longmont United Hospital

By: /s/ John Herbers	By: /s/ Neil Bertrand

John Herbers Its: President	Neil Bertrand Its: Chief Financial Officer

Address:	Address:

7807 E. Peakview Avenue Suite 300 Greenwood Village, CO 80111	1950 West Mountain View Avenue Longmont, CO 80501
Attn: ________________________________________
Telephone: ___________________________________	Telephone: ___________________________________
Facsimile: ____________________________________	Facsimile: ____________________________________
Email: _______________________________________	Email: _______________________________________

EXHIBIT A

FINANCIAL ADDENDUM

Advance Rate	-	60%
Service Fee	-	***% of the face amount of the Account

Servicing Account Fee	-	***% of the amount collected with respect to a Servicing Account

Repurchase Interest Rate	-	7% per annum
Set-Up and Installation Fee	-	$***

Example 1: Repurchase of Account (no principal repayment)

Total Value of Account	$100.00
Advance Rate	60%
Advance Rate Amount	$60.00
Less Service Fee	$***
Net Proceeds Paid to Hospital	$***
Remaining Unpaid Principal Balance	$***

Plus Repurchase Interest* (assuming 90 days)	$***
Less Servicing Refund .Amount	$***
Repurchase Price	$***

* 7% per annum, 360 day year

Example 2: Repurchase of Account ($50 principal repayment)

Total Value of Account	$100.00
Advance Rate	60%
Advance Rate Amount	$60.00
Less Service Fee	$***
Net Proceeds Paid to Hospital	$***
Repayment of Principal	$***
Remaining Unpaid Principal Balance	$***

Plus Repurchase Interest* (assuming 90 days)	$***
Less Servicing Refund Amount	$***
Repurchase Price	$***

* 7% per annum, 360 day year

***	Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under Rule 406 of the Securities Act of 1933.

EXHIBIT B

ACCOUNT CRITERIA

     With respect to any Account, “Account Criteria” means that the following conditions are satisfied with respect to such Account:

     1.     except in the case of a Backlog Account, the Hospital or IFS is in possession of a fully completed Patient Financing Agreement with respect to each Account, executed by the patient or other financially responsible person (the “Obligor”) which has been endorsed in blank by the Hospital; and

     2.     the documents constituting the Patient Account Agreement have been fully and accurately completed;

     3.     the Account satisfies the following conditions:

     (a)    the Obligor has not claimed any offset, disputed the Account, asserted any claim against the Hospital, asserted any defense to payment of the obligation, retained legal counsel with respect to the Account, threatened or initiated legal action against IFS or the Hospital;

     (b)    the Account has been earned by the final delivery of goods or the rendition of services by the Hospital;

     (c)    the Account is not payable by or subject to reimbursement from (i) the United States of America acting under the Medicaid/Medicare program established pursuant to the Social Security Act, (ii) any state acting pursuant to a health plan adopted pursuant to Title XIX of the Social Security Act, (iii) any agent, carrier, administrator or intermediary for any of the foregoing, or (iv) a commercial medical insurance carrier;

     (d)    the Obligor (i) is located in the United States, (ii) is not deceased, and (iii) has provided to the Hospital up-to-date and accurate contact and billing information;

     (e)    the Account is owed by an Obligor who is solvent and not the subject of any bankruptcy proceedings;

     (f)    the Account is not subject to any lien, security interest or claim in favor of any person, or entity other than IFS;

     (g)    the Account has not been extended, restructured, amended or modified;

     (h)    no fraud has occurred with respect to the Account; and

     (i)    the Account does not arise from charity care or indigent care.

EXHIBIT C

FORM OF PURCHASE REQUEST

___________ _____, 20____

Integrated Financial Systems, Inc.
7807 East Peakview Avenue, 3rd Floor
Englewood, Colorado 80111

Re:	Patient Account Purchase Agreement, dated as of , 2003 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

     Pursuant to Section II of the Agreement, the Hospital hereby requests that IFS purchase the Accounts listed on Schedule 1 to this Purchase Request (the “Scheduled Accounts”). The Hospital hereby certifies the following to IFS:

Current Outstanding Balance

Advance Rate

Purchase Price	$
(Outstanding Balance times Advance Rate)

Less Service Fee (___%)	$

TOTAL Net Proceeds	$

Purchase Date
(first Friday following the Friday delivery of this Notice)

     The Hospital hereby certifies to IFS that: (i) the representations and warranties of the Hospital are true and correct as of the date hereof, and (ii) each Scheduled Account satisfies the Account Criteria as set forth in Exhibit B to the Agreement.

Please make payment by wiring the Net Proceeds to the Hospital as follows:

Very truly yours, [HOSPITAL]
By:
Name:
Its:

EXHIBIT D

FORM OF REPURCHASE NOTICE

_________ ___, 20__

[HOSPITAL]

Re:	Patient Account Purchase Agreement, dated as of ________ ____, 2003 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

     Pursuant to Section IV, the Agreement, IFS gives notice that a Repurchase Event has occurred with respect to the Accounts listed on Schedule I (the “Repurchase Accounts”). IFS hereby demands that the Hospital repurchase the Repurchase Accounts. The Repurchase Price for the Repurchase Accounts is calculated as follows:

Aggregate Purchase Price of Repurchase Accounts	$

Less Principal Payments Received	$

Plus Repurchase Interest Amount	$

TOTAL Repurchase Price	$

Repurchase Date
(first Friday following the Friday delivery of this Notice)

Payment should be made by wire transfer as follows:

Very truly yours, INTEGRATED FINANCIAL SYSTEMS, INC.
By:
Name:
Its:

EXHIBIT E

SERVICING PROCEDURES

     This Exhibit E sets forth the “Servicing Procedures” applicable to the Patient Account Purchase Agreement, dated as of ____________________ , 2003 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and ___________________ (the “Hospital”). The provisions set forth herein are in addition to the provisions relating to servicing set forth in the Agreement and are not intended to alter or amend the terms and conditions of the Agreement. Capitalized terms not defined herein shall have the same meanings given those terms in the Agreement.

     1. IFS shall proceed diligently to collect all payments called for under the terms and provisions of the Accounts.

     2. IFS shall service and administer the Accounts in accordance with the terms of the Agreement and, to the extent consistent with such terms, giving due consideration to customary and usual standards of practice of reasonable institutional commercial purchasers of patient accounts in the health-care industry, and with a view to the maximization of timely and complete recovery of principal, interest and other amounts payable in respect of the Accounts.

     3. Subject to the Agreement and the Servicing Procedures set forth herein, IFS shall have full power and authority to do or cause to be done any and all things in connection with the servicing and administration of the Accounts as IFS deems necessary or desirable.

     4. IFS shall service and administer the Accounts in accordance with applicable state and federal law and shall maintain all necessary state and federal licenses.

     5. The Hospital shall furnish to IFS such powers of attorney and other documents necessary or appropriate to enable IFS to carry out its administrative and servicing duties hereunder and under the Agreement.

     6. Following the occurrence of a default or event of default with respect to an Account, if IFS determines that a modification, waiver or amendment of the terms of such Account is reasonably likely to produce a greater recovery in terms of collection of such Account, IFS shall so advise the Hospital. IFS shall agree to a modification, waiver or amendment of any of the terms of such Account (and shall, under such circumstances, have the authority to agree to such modification, waiver or amendment only with the concurrence of the Hospital).

     7. IFS will provide Flexible PayTM system orientation and patient materials at no cost to the Hospital prior to or simultaneously with Flexible PayTM System deployment.

     8. IFS will maintain the Hospital’s access to the automated Flexible PayTM system with telephonic support Monday through Friday from 8:00 AM to 5:00 PM, and email support for all hours and days not specified.

     9. IFS will design and implement for the benefit of the Hospital an “Affinity Card” program within thirty (30) days following the Hospital’s final acceptance of the Affinity Card pro’s design.

     10. IFS will assign a named account executive who will be onsite to serve the Hospital’s needs once per month, or more or less frequently as requested by the Hospital.

     11. IFS will provide mutually agreed-to monthly benchmarking reports to designated Hospital executives and managers.

EXHIBIT F

FORM OF TERMINATION NOTICE

_________ ___, 20__

[HOSPITAL]

Re:	Patient Account Purchase Agreement, dated as of , 2003 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Pursuant to Section IV(c) of the Agreement, IFS hereby notifies the Hospital that a Termination Event has occurred under the Agreement and, accordingly, IFS hereby demands that the Hospital repurchase all of the Accounts previously purchased by IFS under the Agreement and currently owned by IFS, which Accounts are listed on Schedule 1 to this Repurchase Notice (the “Termination Accounts”). The applicable Termination Event is as follows:

☐	either party, or any Financial Institution to which IFS has assigned an interest in this Agreement, has given all parties thirty (30) days written notice of its desire to terminate the Agreement in accordance with Section IX of the Agreement; or

☐	a default by the Hospital has occurred under Section X of the Agreement and any applicable notice and cure periods set forth therein have expired.

The Repurchase Price for the Termination Accounts is calculated as follows:

Aggregate Purchase Price of Termination Accounts	$

Less Principal Payments Received	$

Plus Repurchase Interest Amount	$

TOTAL Repurchase Price	$

     In accordance with Section IV(c) of the Agreement, payment of the Repurchase Price is due to IFS within thirty (30) days of the date of this Termination Notice. Payment should be made by wire transfer as follows:

     In accordance with Section IX of this Agreement, as of the date of this Termination Notice, IFS shall, have no further obligation or commitment to make advances for the purchase of Accounts under the Agreement.

Very truly yours,

EXHIBIT G

FORM OF NOTICE OF ASSIGNMENT
TO FINANCIAL INSTITUTION

_________ ___, 20__

[HOSPITAL]

Re:	Patient Account Purchase Agreement, dated as of, 2003 (the “Agreement”), by and between Integrated Financial Systems, Inc. (“IFS”) and (the “Hospital”)

Ladies and Gentlemen:

Be advised that IFS has assigned its interest in the Agreement to [Financial Institution]. In this regard, [Financial Institution] is a third party beneficiary of the Agreement pursuant to Section XIV(c) of the Agreement:

Additionally, all funds to be paid by the Hospital to IFS pursuant to the Agreement shall be wired transferred to:

[Financial Institution]
ABA No. ____________
Account No. _________
for the account of Integrated Financial Systems, Inc.

Very truly yours, INTEGRATED FINANCIAL SYSTEMS, INC.
By:
Name:
Its:

ACKNOWLEDGED AND AGREED TO: HOSPITAL
By:
Name:
Its:

Addendum to Patient Account purchase Agreement

     This Addendum, entered into as of September 17, 2004, supplements and amends the Patient Account Purchase Agreement between Longmont United Hospital (“Hospital”), a. Colorado corporation, and Integrated Financial Systems, Inc, (“IFS”), a Colorado corporation, dated as of September 9, 2003 (the “Agreement”). In the event of any conflict between the provisions of this Addendum and the Agreement, this Addendum shall govern, except as otherwise provided in this Addendum, the Agreement shall remain in full force and effect. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

1.	IFS agrees to install version 4.1 of the IFS application (the “IFS System”).

2.	IFS will provide daily reports of all Accounts assigned to IFS for purchase and the amount of any Servicing Accounts.

3.	IFS shall provide the Hospital a rollforward of activity for each Account within 5 business days following the end of each calendar month.

4.	Hospital shall query all registered patients for all information requested by the IFS System and shall enter such information into the IFS System.

5.	Hospital shall introduce the change in procedure to the respective hospital departments encouraging participation in the effort to increase up front cash collections and offering patients’ payment options.

6.	Software Fees — IFS System. As consideration for the Hospital’s use of the IFS System arid related services provided by IFS to Hospital, Hospital shall pay to IFS.

a.	Installation, Orientation and Training Services: ***

b.	Software License Fees: *** of the principal amount of each Account purchased by IFS and each Servicing Account serviced by IFS or additional principal amounts added to an existing Account or Servicing Account. In the event of a Repurchase Event the Software License Fee is not refundable by IFS to the Hospital

7.	Transaction Fees. Hospital shall pay IFS a Transaction Fee equal to *** of the principal amount of each Account purchased by IFS and each . Servicing Account serviced by IFS or additional principal amounts added to an existing Account or Servicing Account. In the event of a Repurchase Event the Transaction fee is not refundable by IFS to Hospital.

8.	Service Fee and Servicing Account Fees. The amounts reflected in Exhibit A to the Agreement for the Service Fee, and Servicing Account Fee shall be in addition to the *** Software License Fee and the *** Transaction Fee, and are hereby amended to reflect the following amounts:

***	Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under Rule 406 of the Securities Act of 1933.

a.	***% if the aggregate Accounts and Servicing Accounts assigned to IFS in a calendar month is less than $***; or

b.	***% if the aggregate Accounts and Servicing Accounts assigned to IFS in a calendar month is equal to or greater than $*** but less than $***; or

c.	***% if the aggregate Accounts and Servicing Accounts assigned to IFS in a calendar month as equal to or greater than $***.

The unearned portion of the Service Fee and Service Account Fee will remain refundable per the current terms of Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written by their respective authorized officials.

IFS: Integrated Financial Systems, Inc.
/s/ John C. Herbers
Name:	John C. Herbers
Title:	Chief Executive Officer

Address:

7807 East Peakview Avenue, Suite 300
Greenwood Village, Colorado 80111
Fax: 303-290-0458
Attention: Chief Executive Officer

HOSPITAL: Longmont United Hospital
/s/ Neil Bertrand
Name:	Neil Bertrand
Title:	Chief Financial Officer

Address:

1950 West Mountain View Avenue
Longmont, Colorado 80501

Attention: Chief Financial Officer

***	Text has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested under Rule 406 of the Securities Act of 1933.